SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-00368 (Commission File Number)	41-0462685 (I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Signature

Item 8.01. Other Events
     On November 16 the Minnesota Public Utilities Commission “MPUC” approved the request of OtterTail Corporation (the “Company”) to increase rates on an interim basis for all electric consumption by Minnesota customers on and after November 30, 2007. The interim rate increase of $7,125,147, or about 5.4 percent, will remain in effect for all the Company’s Minnesota customers until the MPUC makes a final rate determination on the Company’s rate case, which is expected to occur by August 1, 2008. If final rates are lower than interim rates, the Company will refund to customers the difference from interim rates with interest. If final rates are higher than interim rates, the final higher rates will become effective as of the date in the MPUC Rate Order, however, the difference from interim rates will not be recovered from customers.
     The Company has proposed rates that would result in a final overall revenue increase of $14,509,521, or about 11 percent, over 2006. The Company has proposed to share asset-based wholesale margins as a credit to customers through the fuel adjustment clause, so the net revenue impact of the proposed increased rates and sharing of wholesale margins would be an increase of $8,763,767, or about 6.7 percent, over 2006.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: November 21, 2007

	By	/s/ Kevin G. Moug Kevin G. Moug Chief Financial Officer and Treasurer

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